UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006 (September 29, 2006)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

1201 South Second Street
Milwaukee, Wisconsin 53204
(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

            On September 29, 2006, Registrant entered into a $250,000,000 364-day revolving credit agreement among Registrant, the Banks listed therein and JPMorgan Chase Bank, as Administrative Agent (the “Agreement”).

            The proceeds of borrowings under the Agreement will be used for general corporate purposes, including commercial paper backstop, acquisitions and stock repurchases.

            Borrowings under the Agreement will bear interest at variable rates equal to, at Registrant’s election, (1) the higher of (a) the prime rate or (b) the federal funds rate plus 1/2% or (2) a euro-dollar rate plus an applicable margin based on Registrant’s credit rating or (3) a competitive bid rate. Registrant elects the basis of the interest rate at the time of each borrowing.

            The Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include certain restrictions on incurrence of secured indebtedness, consolidations and mergers, sales of assets and sale and lease-back transactions, subject to certain exceptions. The Agreement also includes a covenant under which Registrant would be in default if its debt to capital ratio were to exceed 60 percent. A complete copy of the Agreement has been filed as an exhibit to this Current Report on Form 8-K.

            Under certain conditions the lending commitments under the Agreement may be terminated by the lenders and amounts outstanding under the Agreement may be accelerated. Bankruptcy and insolvency events with respect to Registrant or certain of its subsidiaries will result in an automatic termination of lending commitments and acceleration of the indebtedness under the Agreement. Subject to notice and cure periods in certain cases, other events of default under the Agreement will result in termination of lending commitments and acceleration of indebtedness under the Agreement at the option of the lenders. Such other events of default include failure to pay any principal when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of Registrant and its subsidiaries or a change of control of Registrant.

            From time to time, Registrant and the lenders under the Agreement (or affiliates of the lenders) may engage in other transactions, including arrangements under which a lender or an affiliate of the lender participates in interest rate swap or hedging arrangements with Registrant, serves as agent or placement agent for or purchaser of commercial paper issued by Registrant, provides cash management or commercial banking services to Registrant,

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provides lines of credit to Registrant or its affiliates or manages Registrant’s pension fund assets.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits
	99	364-Day Credit Agreement dated as of September 29, 2006 among Registrant, the Banks listed therein and JPMorgan Chase Bank, as Administrative Agent.

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: October 4, 2006 (Page 4 of 5 Pages) EXHIBIT INDEX

Exhibit Number	Description
99	364-Day Credit Agreement dated as of September 29, 2006 among Registrant, the Banks listed therein and JPMorgan Chase Bank, as Administrative Agent.

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